TBS INTERNATIONAL LIMITED                                                    EXHIBIT 21.1
Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation or Organization
Westbrook Holdings Ltd.	Marshall Islands
Albemarle Maritime Corp.	Marshall Islands
Amoros Maritime Corp.	Marshall Islands
Arden Maritime Corp.	Marshall Islands
Asia-America Ocean Carriers Ltd. (Dissolved on March 10, 2008)	Marshall Islands
Avon Maritime Corp.	Marshall Islands
Bedford Maritime Corp.	Marshall Islands
Beekman Shipping Corp.	Marshall Islands
Birnam Maritime Corp.	Marshall Islands
Brighton Maritime Corp.	Marshall Islands
Bristol Maritime Corp.	Marshall Islands
Chatham Maritime Corp.	Marshall Islands
Chester Shipping Corp.	Marshall Islands
Claremont Shipping Corp.	Marshall Islands
Columbus Maritime Corp.	Marshall Islands
Cortland Navigation Corp. (Dissolved on March 10, 2008)	Marshall Islands
Darby Navigation Corp.	Marshall Islands
Dover Maritime Corp.	Marshall Islands
Dyker Maritime Corp.	Marshall Islands
Elrod Shipping Corp.	Marshall Islands
Exeter Shipping Corp.	Marshall Islands
Fairfax Shipping Corp.	Marshall Islands
Frankfort Maritime Corp.	Marshall Islands
Glenwood Maritime Corp.	Marshall Islands
Grainger Maritime Corp.	Marshall Islands
Hancock Navigation Corp.	Marshall Islands
Hansen Shipping Corp.	Marshall Islands
Hari Maritime Corp.	Marshall Islands
Hartley Navigation Corp.	Marshall Islands
Henley Maritime Corp.	Marshall Islands
Hudson Maritime Corp.	Marshall Islands
Jessup Maritime Corp.	Marshall Islands
Kensington Shipping Corp. (Dissolved on March 10, 2008)	Marshall Islands
Lancaster Maritime Corp.	Marshall Islands
Leaf Shipping Corp.	Marshall Islands
Montrose Maritime Corp.	Marshall Islands
Newkirk Navigation Corp. (Dissolved on March 10, 2008)	Marshall Islands
Oldcastle Shipping Corp.	Marshall Islands
Pacific Rim Shipping Corp.	Marshall Islands
Prospect Navigation Corp.	Marshall Islands
Rector Shipping Corp.	Marshall Islands
Remsen Navigation Corp.	Marshall Islands
Sheffield Maritime Corp.	Marshall Islands
Sherman Maritime Corp.	Marshall Islands
Sterling Shipping Corp.	Marshall Islands
Stratford Shipping Corp.	Marshall Islands
Vernon Maritime Corp.	Marshall Islands
Whitehall Marine Transport Corp.	Marshall Islands
Windsor Maritime Corp.	Marshall Islands
Yorkshire Shipping Corp.	Marshall Islands
Argyle Maritime Corp. (New vessel buidling-Hull Number NYHS200720)	Marshall Islands
Caton Maritime Corp. (New vessel building-Hull Number NYHS200721)	Marshall Islands
Dorchester Maritime Corp. (New vessel building-Hull Number NYHS200722)	Marshall Islands
Longwoods Maritime Corp. (New vessel building-Hull Number NYHS200723)	Marshall Islands
McHenry Maritime Corp. (New vessel building-Hull Number NYHS200724)	Marshall Islands
Sunswyck Maritime Corp. (New vessel building-Hull Number NYHS200725)	Marshall Islands
Transworld Cargo Carriers, S.A.	Marshall Islands
TBS Worldwide Services Inc.	Marshall Islands
TBS African Ventures Limited	Marshall Islands
GMTBS Africa Line Limited. (50% ownership)	Hong Kong
TBS Eurolines, Ltd.	Marshall Islands
TBS Latin America Liner, Ltd.	Marshall Islands
TBS Middle East Carriers, Ltd.	Marshall Islands
TBS North America Liner, Ltd.	Marshall Islands
TBS Ocean Carriers, Ltd.	Marshall Islands
TBS Pacific Liner, Ltd.	Marshall Islands
Mercury Marine Ltd. (formerly TBS Logistics Ltd.)	Marshall Islands
Roymar Shipmanagement, Inc.	New York
TBS Shipping Services Inc.	New York
Compass Chartering Corp.	New York
Azalea Shipping & Chartering Inc.	New York
TBS US Enterprises LLC	Delaware
TBS Energy Logistics L P	Delaware
TBS Logistics Incorporated	Texas
TBS Warehouse & Equipment Holdings Ltd.	Marshall Islands
TBS Warehouse & Distribution Group Ltd.	Marshall Islands